BENIHANA INC.

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on [____________].

Vote by Internet

- Log on to the Internet and go to **http://proxy.georgeson.com/**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the approval of each of the following proposals.

	For	Against	Abstain
1. To approve the "Reclassification" by means of adopting an amendment and restatement of the Company's certificate of incorporation, pursuant to which each share of Class A Common Stock will be reclassified as and changed into one share of Common Stock; the class of Class A Common Stock (of which 32,500,000 shares are currently authorized) will be eliminated; certain obsolete provisions relating to the Company's dual-class common stock structure and the class of Class A Common Stock will be eliminated; and the number of authorized shares of Common Stock will be increased from 12,000,000 to 24,000,000 shares.	☐	☐	☐
2. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Reclassification.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — BENIHANA INC.

This proxy is solicited on behalf of the Board of Directors of Benihana Inc. (the "Company")

Special Meeting of Stockholders on [_______________].

The undersigned stockholder of BENIHANA INC., hereby appoints Richard C. Stockinger and Cristina L. Mendoza, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, and hereby authorizes them to vote all shares of Common Stock, Class A Common Stock and Series B Preferred Stock ("all shares") of BENIHANA INC. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on [_______________] at To Be Determined, at [__________], Eastern Time, and any adjournments thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is given in accordance with the recommendation of the Board of Directors set forth on this card and in the discretion of the proxies on any other matter that may properly come before the special meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING: The notice of meeting and proxy statement are available at www.benihana.com.